Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

Dated: January 28, 2014

Ceyuan Ventures II, L.P.

By:	Ceyuan Ventures Management II, LLC
Its:	General Partner

By:	/s/ Bo Feng
Bo Feng, Executive Managing Director

Ceyuan Ventures Advisors Fund II, LLC

By:	Ceyuan Ventures Management II, LLC
Its:	Sole Director

By:	/s/ Bo Feng
Bo Feng, Executive Managing Director

Ceyuan Ventures Management II, LLC

By:	/s/ Bo Feng
Bo Feng, Executive Managing Director

/s/ Bo Feng
Bo Feng